Sub-Item 77Q1(e): Copies of Any New or Amended
Investment Advisory Contracts

Amended Annex A dated March 23, 2016 to the Management
Agreement dated April 16, 2013 is incorporated herein by reference to Exhibit (d)(3) to Post-Effective Amendment No. 42 to the
Registrants Registration Statement on
Form N-1A filed with the Securities and
Exchange Commission on
March 31, 2016 (Accession No. 0001193125-16-526069).